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Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Tetra Tech, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Li-San Hwang, as Chief Executive Officer of the Company, and James M. Jaska, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

  1)
  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LI-SAN HWANG Li-San Hwang Chief Executive Officer August 14, 2002

/s/ JAMES M. JASKA James M. Jaska Chief Financial Officer August 14, 2002

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Act of 1934, as amended.

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  Exhibit 99.1
Certification of CEO and CFO